Exhibit 10.3
NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
     THIS AGREEMENT, dated as of                     , 200___(this “Agreement”), between Town Sports International Holdings, Inc. (the “Company”) and                      (the “Participant”).
Preliminary Statement
     The Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized this grant of a non-qualified stock option (the “Option”) on                     , 200_ (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth below to the Participant, as an Eligible Employee of the Company or an Affiliate of the Company. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”). A copy of the Plan as in effect on the date hereof and prospectus has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan as in effect on the date hereof and prospectus and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
     Accordingly, the parties hereto agree as follows:
          1. Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company ______ shares of Common Stock (the “Option Shares”), at a price per share of $___ (the “Option Price”), which may not be less than Fair Market Value on the Grant Date.
          3. Vesting and Exercise.
          (a) Except as set forth in Section 3(c), the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration or earlier termination of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee or the Company and the payment in full of the Option Price multiplied by the number of Option Shares underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the percentage of the Option Shares indicated beside such date, provided that the Participant has not had a Termination of Employment any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):

Percentage of Option
Vesting Date	Shares Vested
First Anniversary of Grant Date	25%

Second Anniversary of Grant Date	50%

Third Anniversary of Grant Date	75%

Fourth Anniversary of Grant Date	100%
          (b) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that the Participant has not had a Termination of Employment at any time prior to such Vesting Date.
          (c) The Option will become fully vested on a Change in Control.
          (d) In consideration for the grant of the Option and in addition to any other remedies available to the Company, the Participant acknowledges and agrees that the Option is subject to the provisions in the Plan regarding any Detrimental Activity. If the Participant engages in any Detrimental Activity prior to the exercise of the Option, then the Option shall terminate and expire as of the date the Participant engaged in such Detrimental Activity. As a condition of the exercise of the Option, the Participant shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. If the Participant engages in any Detrimental Activity, then, in accordance with the terms of the Plan, the Company shall be entitled to recover from the Participant, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
          4. Option Term. The term of the Option shall be 10 years after the Grant Date and the Option shall expire at 5:00 p.m. (New York City time) on the 10th anniversary of the Grant Date, subject to earlier termination in the event of the Participant’s Termination of Employment as specified in Section 5.
          5. Termination.
          (a) Subject to Section 4, the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination of Employment, shall remain exercisable as provided in Section 11.1(a) of the Plan.
          (b) Any portion of the Option that is not vested as of the date of the Participant’s Termination of Employment for any reason shall terminate and expire as of the date of such Termination of Employment.
          6. Restriction on Transfer of Option. No part of the Option shall be subject to Transfer other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject to levy by reason of any execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.
          7. Non-Compete; Nonsolicitation.
          (a) (i) As an inducement to the Company to enter into this Agreement and grant the Option, the Participant agrees that (A) during the Participant’s period of employment with the Company or any of its Affiliates, and (B) if the Participant resigns or the Participant’s employment is terminated by the Company or any of its Affiliates for any reason, during the period which the Company or any of its Affiliates is paying the Participant severance compensation (which shall be at a rate and an amount equal to the Participant’s base salary received by the Participant immediately prior to the Participant’s Termination of Employment), such period not to exceed one year (the “Noncompete Period”), the Participant shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing directly or indirectly with the business as conducted by the Company or any of its Affiliates during the Participant’s period of employment with the Company or any of its Affiliates or at the time of the Participant’s Termination of Employment or with any other business that is the logical extension of the Company’s and its Affiliates’ business during the Participant’s period of employment with the Company or any of its Affiliates or at the time of the Participant’s Termination of Employment, within any metropolitan area in which the Company or any of its Affiliates engages or has definitive plans to engage in such business; provided, however, that (1) the Participant shall not be precluded from purchasing or holding publicly traded securities of any entity so long as the Participant shall hold less than 2% of the outstanding units of any such class of securities and has no active participation in the business of such entity, and (2) the Company shall have notified the Participant of its agreement to provide (or cause to be provided) such severance compensation a)(x) in the event of resignation, within five days following the date of the Participant’s Termination of Employment, or (y) in the event of termination, on or before the date of the Participant’s Termination of Employment. Notwithstanding anything contained herein to the contrary, the Participant’s agreement set forth in clause (B) above shall not apply if the date of the Participant’s Termination of Employment occurs after the fifth anniversary of the Grant Date.
               (ii) During the Noncompete Period, the Participant shall not directly or indirectly (i) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or in any way interfere with the relationship between the Company or any of its Affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Affiliates at any time during the Participant’s employment period except for such employees who have been terminated for at least six months, or (iii) induce or attempt to induce any customer, supplier, licensee, franchisor or other business relation of the Company or any of its Affiliates to cease doing business with such member, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.
               (iii) The provisions of this Section 7(a) shall survive any expiration or termination of this Agreement or the Option.
               (iv) If it is determined by a court of competent jurisdiction that any of the provisions of this Section 7(a) is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.
          (b) The Participant acknowledges that the Participant may have access to certain confidential, non-public and proprietary information (the “Confidential Information”), concerning the Company and its Affiliates and their respective officers, directors, stockholders, employees, agents and representatives and agrees that: (i) unless pursuant to prior written consent by the Company, the Participant shall not disclose any Confidential Information to any Person for any purpose whatsoever unless compelled by court order of subpoena; (ii) the Participant shall treat as confidential all Confidential Information and shall take reasonable precautions to prevent unauthorized access to the Confidential Information; (iii) the Participant shall not use the Confidential Information in any way detrimental to the Company or any of its Affiliates and shall use the Confidential Information for the exclusive purpose of effecting the Participant’s duties of employment with the Company or any of its Affiliates; and (iv) the Participant agrees that the Confidential Information obtained during the Participant’s employment with the Company shall remain the exclusive property of the Company and its Affiliates, and the Participant shall promptly return to the Company all material which incorporates, or is derived from, all such Confidential Information upon termination of the Participant’s employment with the Company or any of its Affiliates. The Participant shall be responsible for any breach of the terms of this Section 7(b) by any holder of the Option Shares. It is hereby agreed that Confidential Information does not include information generally available and known to the public other than through the disclosure thereof by or through the Participant or obtained from a source not bound by a confidentiality agreement with the Company or any of its Affiliates.
          (c) The Participant hereby agrees that all inventions, innovations or improvements in the method of conducting the business (including improvements, ideas and discoveries, whether patentable or not) of the Company or any of its Affiliates, whether prior to the date hereof or thereafter, in each case conceived or made by the Participant in the course of the Participant’s employment with the Company or any of its Affiliates, belong to the Company and its Affiliates, except for such inventions, innovations and improvements that have become part of the public domain other than through the disclosure thereof by or through the Participant and are not entitled to statutory or common law protection. The Participant will promptly disclose such inventions, innovation or improvements to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company or any of its Affiliates.
          8. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Option Shares unless and until the Participant has become the holder of record of the Option Shares. No adjustments shall be made to the Option, the Option Shares or the Option Price for dividends in cash or other property, distributions or other rights in respect of any Option Shares, except as otherwise may be specifically provided for in the Plan. No shares of Common Stock shall be issued unless and until payment therefor has been made or provided and the conditions set forth in Section 15.6 of the Plan are satisfied.
          9. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Participant with respect to the subject matter hereof.
          10. Notices. Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:
          If to the Company, to:
Town Sports International Holdings, Inc.
5 Penn Plaza (4th Floor)
New York, New York 10001
Attention: Chief Financial Officer
          with a copy to:
Town Sports International Holdings, Inc.
5 Penn Plaza (4th Floor)
New York, New York 10001
Attention: General Counsel
          If to the Participant, to the address for the Participant on file with the Company ; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
          11. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ, retain or continue to, employ or retain the Participant during all, or any part of the term of this Agreement, including but not limited to any period during which any Option is outstanding, nor does it modify in any respect any right of the Company or of any Affiliate of the Company to terminate or modify the Participant’s employment or compensation.
          12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
          13. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
          14. Consent to Jurisdiction. In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any

Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 10 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
          15. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Company:

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:

Name:
Title:

Participant:

[Name]

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